As filed with the U.S. Securities and Exchange Commission on May 1, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARTESIAN GROWTH CORPORATION III

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

505 Fifth Avenue, 15th Floor
New York, New York 10017

Tel: (212) 461-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Yu, Chief Executive Officer
Cartesian Growth Corporation III
505 Fifth Avenue, 15th Floor
New York, New York 10017

Tel: (212) 461-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Tricia Branker, Esq. Thomas R. Martin, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, Florida 33131 Tel: (305) 579-0576 Fax: (305) 579-0717	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Anthony Ain, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284565

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Cartesian Growth Corporation III, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 per share, and one-third of one redeemable warrant (each whole warrant to purchase one Class A ordinary share of the Registrant), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-2284565) (the “Prior Registration Statement”), initially filed by the Registrant on January 29, 2025 and declared effective, as amended, by the Securities and Exchange Commission (the “Commission”) on May 1, 2025. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement

CERTIFICATION

The Registrant hereby certifies to the Commission that (a) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 2, 2025), (b) it will not revoke such instructions, (c) it has sufficient funds in the relevant account to cover the amount of such filing fee and (d) it will confirm receipt of such instructions by its bank during regular business hours no later than May 2, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-284565) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder.
5.2	Opinion of Greenberg Traurig, P.A.
23.1	Consent of CBIZ CPAs P.C.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on May 1, 2025.

Cartesian Growth Corporation III

By:	/s/ Peter Yu
	Name:	Peter Yu
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Yu	Chairman of the Board and Chief Executive Officer	May 1, 2025
Peter Yu	(Principal Executive Officer)

/s/ Rafael de Luque	Chief Financial Officer and Director	May 1, 2025
Rafael de Luque	(Principal Financial and Accounting Officer)

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